Exhibit 10.2

EARN-OUT AGREEMENT

THIS EARN OUT AGREEMENT (this “Agreement”), is made and entered into as of June 1, , 2021, by and between Graham Acquisition I, LLC, a Delaware limited liability company (“Buyer”), and BNI Holdings, Inc., a Colorado corporation (“Seller”). Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in that certain Stock Purchase Agreement by and among Buyer, Seller and the Seller’s Principals named therein dated as of the date hereof (the “Purchase Agreement”).

RECITALS

A.    Seller owns 7,871 membership units (the “Company Units”), of Barber-Nichols, LLC, a Colorado limited liability company (the “Company”), which Company Units constitute 100% of the issued and outstanding membership interests of the Company.

B.    The Company is engaged in the business of designing, engineering and manufacturing turbomachinery for the aerospace, defense and energy industries. (the “Business”).

C.    As a condition to the consummation of the transactions contemplated by the Purchase Agreement, the Purchase Agreement provides that the parties shall enter this Agreement, pursuant to which Seller shall be eligible to receive as part of the Final Closing Consideration in connection with the sale of the Company Units certain performance-based payments from Buyer if certain performance conditions are satisfied (the “Earn-Out Consideration”) with respect to the Business as owned and operated by the Company and Buyer on a stand-alone basis.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

EARN OUT CONSIDERATION

Section 1.01    Defined Terms. The following terms shall have the following meanings:

“EBITDA” means the audited net income before interest, income taxes, depreciation and amortization of the Business for such period, determined in a manner consistent with the practices, principles, judgments and methodologies set forth on Exhibit A.

“Earn-Out Payment” means:

(i) if EBITDA generated by the Company during Fiscal Year 2024 is less than $8,750,000, then $0;

[Earn-Out Agreement]

(ii) if EBITDA generated by the Company during Fiscal Year 2024 is equal to or greater than $8,750,000, then the amount determined by the following formula:

$7,000,000 + (A* - $8,750,000) X (7.00/2.25)

*Note: A = Actual EBITDA achieved by BNI per Section 1.01(i) & (ii)

Potential Earnout Examples for Reference Purposes:

1.    EBITDA = $8,000,000

$7,000,000 + ($8,750,000 - $8,750,000) x (7.00/2.25)

$7,000,000 + (0) x (7.00/2.25)

      Earnout = $0.00

2.    EBITDA = $8,750,000

$7,000,000 + ($8,750,000 - $8750,000) x (7.00/2.25)

$7,000,000 + ($0) x (7.00/2.25)

$7,000,000 + $0

      Earnout = $7,000,000

3.    EBITDA = $9,000,000

$7,000,000 + ($9,000,000 - $8,750,000) x (7.00/2.25)

$7,000,000 + ($250,000) x (7.00/2.25)

$7,000,000 + $777,778

      Earnout = $7,777,778

4.    EBITDA = $10,000,000

$7,000,000 + ($10,000,000 - $8,750,000) x (7.00/2.25)

$7,000,000 + ($1,250,000) x (7.00/2.25)

$7,000,000 + $3,888,889

      Earnout = $10,888,889

5.    EBITDA = $11,000,000

$7,000,000 + ($11,000,000 - $8,750,000) x (7.00/2.25)

$7,000,000 + ($2,250,000) x (7.00/2.25)

$7,000,000 + $7,000,00

      Earnout = $14,000,000

6.    EBITDA = $11,500,000

$7,000,000 + ($11,500,000 - $8,750,000) x (7.00/2.25)

$7,000,000 + ($2,750,000) x (7.00/2.25)

$7,000,000 + $8,555,525

      Earnout = $14,000,000 (not to exceed $14,000,000 per agreement)

Where A = the EBITDA (as defined herein) generated by the Business as operated by Buyer (or an affiliate or successor thereof) during Fiscal Year 2024; provided, however, that in no event shall the Earn-Out Payment exceed $14,000,000.

“Fiscal Year 2024” means the 12-month period commencing on April 1, 2023, and ending on March 31, 2024.

“Measurement Date” means the last day of Fiscal Year 2024.

“Measurement Period” means the period of time beginning as of April 1, 2023 and ends on March 31, 2024.

Section 1.02    Generally; Conditions.

(a)    On the terms and subject to the conditions set forth in this Agreement, Seller shall be eligible to receive the Earn-Out Consideration. Subject to the satisfaction of the conditions set forth herein, Buyer shall pay to Seller the Earn-Out Payment. The Earn-Out Consideration, if any, would consist of a single payment in the form of a wire transfer of immediately available funds to one or more accounts that have been designated in writing by Seller.

(b)    Buyer shall pay to Seller the Earn-Out Payment if, and only if, the Business as operated by Buyer (or an affiliate or successor thereof), generates EBITDA equal to or in excess of $8,750,000 during Fiscal Year 2024.

Section 1.03    Calculation and Payment of Earn-Out Payment Amount.

(a)    Within a period of twenty (20) calendar days following Buyer’s completion and audit committee approval of final financial statements for the Business for Fiscal Year 2024 (which shall be prepared not more than ninety (90) days following the end of such fiscal year), Buyer will deliver to Seller (i) a calculation of EBITDA for the Business during Fiscal Year 2024 as of the Measurement Date; (ii) a statement as to whether Seller is entitled to the Earn-Out Payment; and (iii) a calculation by Buyer of its calculation of the Earn-Out Payment. To the extent that Buyer determines Seller is due an Earn-Out Payment based upon Buyer’s calculation in accordance with this section, such payment shall be made (i) within ten (10) Business Days of the delivery of the calculation of such payment to the Shareholders, subject to any subsequent adjustment if necessary, and (ii) in accordance with Section 1.03 below. If any payment date hereunder falls on a day that is a Saturday, Sunday or holiday on which Buyer is closed, such payment shall be due on the next day on which Buyer is open for business.

(b)    The parties agree that any dispute as to the calculation of the Earn-Out Payment Amount shall be resolved in accordance with the procedures set forth in Section 1.03(d)-(e) of the Purchase Agreement by replacing “Closing Statement” with “Earn-Out Calculation”. Any adjustment to the Earn-out Payment shall be paid by Buyer to Shareholders within ten (10) Business Days following final resolution of such payment.

ARTICLE II

ADDITIONAL COVENANTS AND ACKNOWLEDGMENTS

Section 2.01    Commercially Reasonable Efforts. In consideration of the opportunity pursuant to this Agreement to earn the Earn-Out Consideration, Seller agrees to use its commercially reasonable efforts to promote the interests of Buyer, the Company and the Business during the periods of time covered by this Agreement. Buyer and the Company agree to use commercially reasonable efforts to promote the interests of the Business and EBITDA of the Business and in carrying out Buyer’s obligations under this Agreement.

Section 2.02    Right of Setoff. Seller acknowledges and agrees that any and all amounts of the Earn-Out Payment owed pursuant to this Agreement shall be subject to the right of set-off in favor of Buyer set forth in Section 7.04 of the Purchase Agreement.

Section 2.03    Covenants of Buyer as to Operation During the Measurement Period.

(a)    Buyer will maintain the Business as a separate enterprise within Buyer’s corporate structure;

(b)    Buyer will provide sufficient working capital for operation of the Business throughout the Measurement Period;

(c)    Buyer will operate the Business in good faith and maintain a normalized cost and expense load so as not to burden the Business; and

(d)    Buyer will maintain separate financial information regarding the Business throughout the Measurement Period.

ARTICLE III

GENERAL PROVISIONS

Section 3.01    Interpretive Provisions.

(a)    Whenever used in this Agreement, (i) “including” (or any variation thereof) means including without limitation and (ii) any reference to gender shall include all genders.

(b)    The parties acknowledge and agree that (i) each party and its counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

Section 3.02    Entire Agreement. This Agreement constitutes the sole understanding and agreement of the parties with respect to the subject matter hereof.

Section 3.03    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto; provided however, that this Agreement may not be assigned by Seller without the prior written consent of Buyer or be assigned by Buyer without the prior written consent of Seller, except that Buyer may, at its election and provided it remains liable for its obligations hereunder, assign this Agreement to any Affiliate of Buyer, and Buyer or any such assignee may make a collateral assignment of its rights (but not its obligations) under this Agreement to any lender providing financing to Buyer in connection with the Closing.

Section 3.04    Headings. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

Section 3.05    Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions. No single waiver of any of the provisions of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

Section 3.06    Expenses; Seller’s Taxes. Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated. Seller shall be responsible for all taxes incurred by Seller as a result of this Agreement and neither Buyer nor the Company will be required to withhold any payments made hereunder except as may be required by law.

Section 3.07    Notices. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder will be in writing and will be sent in accordance with Section 8.07 of the Purchase Agreement.

Section 3.08    Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted only in the United States District Court located in Denver, Colorado or in the absence of jurisdiction, the state courts located in the Wilmington, Delaware, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each of the parties, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 8.07 of the Purchase Agreement or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 8.07 of the Purchase Agreement, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

Section 3.09    Public Announcements. Neither Seller nor Buyer shall make any public statements, including any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by Law. If a public statement is required to be made by Law, the parties shall consult with each other in advance as to the contents and timing thereof.

Section 3.10    No Third Party Beneficiaries. This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other party shall be entitled to rely on this Agreement or accrue any benefit, claim, or right of any kind whatsoever pursuant to, under, by, or through this Agreement.

Section 3.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

Section 3.12    Delivery by Facsimile and Email. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of this Agreement and each such party forever waives any such defense.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

Graham Acquisition I, LLC

By:	/s/ Jeffrey Glajch
	Name:	Jeffrey Glajch
	Title:	Vice President

BNI Holdings, Inc.

By:	/s/ Jeffrey Shull
	Name:	Jeffrey Shull
	Title:	President

[Earn-Out Agreement]

EXHIBIT A

EBITDA METHODOLOGIES

EBITDA shall be determined in accordance with GAAP (as defined in the Purchase Agreement) as a stand-alone Company, applied consistent with the Plante Moran audited financial statement and the accounting standards and accounting methodologies in effect and used at the time of Closing by the Company, including, but not limited to, cost accounting; provided, however, that the revenue-recognition policy will be the recently implement revenue-recognition policy of the Company.

Notwithstanding the forgoing, for purposes of the calculation of EBITDA for this Agreement, the following items shall be adjustments to EBITDA:

1.

all general management fees and corporate overhead costs shall be added back to EBITDA, except those fees specifically supporting Barber Nichols as mutually agreed to by the parties in writing prior to March 31, 2023;

2.

all shared services and allocated costs, such marketing, HR, accounting, IT, and insurance, shall be reasonably allocated to the Company consistent with comparable historical costs of the Company incurred prior to the Closing Date and/or as a percentage of revenue as mutually agreed to by the parties in writing prior to March 31, 2023; any expansion of these costs for direct business purposes (e.g. IT costs necessary to support U.S. Navy requirements) will be excluded from the adjustment to EBITDA. Market and business expansion expenses to which BNI is the benefactor will also be excluded from adjustments to EBITDA.

3.	all costs and expenses for capital improvements shall be limited to those capital improvements solely for the benefit of the Business; and

4.

All payments under retention bonuses which were agreed at the time of the acquisition of BNI by Graham, to employees of the business, shall be added back to EBITDA. Any subsequent retention bonus agreements will not be added back to EBITDA. [Note – for example, in 2023/2024, if BNI decides to offer someone a retention bonus, this should not be added back]

[Earn-Out Agreement]